EXHIBIT NO. 11
                   ENERGY RESEARCH CORPORATION
          COMPUTATION OF INCOME (LOSS) PER COMMON SHARE

                                                       Three Months
                                                      Ended January 31,
                                                       1997      1996
                                                       ____      ____


PRIMARY

Shares outstanding, beginning of
  period                                            3,911,787   3,728,914

Weighted average number of shares
  issued, retired and issuable
    share equivalents                                 292,826     289,798
                                                    _________   _________

Weighted average number of common
  and common equivalent shares
    outstanding                                     4,204,613   4,018,712
                                                    =========   =========

Net income                                          $  75,000   $  61,000
                                                    =========   =========

Net income per common share                         $     .02   $     .02
                                                    =========   =========


FULLY DILUTED

Weighted average number of common
  and common equivalent shares
    outstanding as adjusted for
      full dilution                                 4,274,613   4,214,712

Adjustment for interest, net of
  tax, on convertible long-term                     $   6,000   $  19,000
    debt                                            =========   =========

Adjusted net income                                 $  81,000   $  80,000
                                                    =========   =========

Net income per common share <F1>                    $     .02   $     .02
                                                    =========   =========



<FN1> These calculations are submitted in accordance with SEC requirements, although they are not in accordance with APB Opinion No. 15 because they are anti-dilutive.

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